WAREHOUSE LEASE AGREEMENT
                            -------------------------

      THIS LEASE AGREEMENT is made and entered into as of this lst day of February, 2000, by and between AMERICAN SALES INDUSTRIES, a Florida corporation, whose address is 3560 Investment Lane, Riviera Beach, Florida 33404 ("Lessor"); and NETMAXIMIZER.COM, INC., a Florida corporation, whose address is 4400 North Federal Highway, Suite 407, Boca Raton, Florida 33431 ("Lessee").

                              W I T N E S S E T H :

      1. Leased Property. Lessor, for and in consideration of the rent herein reserved to be paid by Lessee, and in consideration of the covenants and provisions herein contained to be kept and performed by Lessee, does hereby lease, let and demise unto Lessee approximately 9,000 square feet of floor space located at 3560 Investment Lane, Suite 201, Riviera Beach, Florida 33404 (the "Leased Premises"). Lessee hereby accepts possession of the Leased Premises in their present AS IS CONDITION, and agrees Lessor has no duty to further alter or change any portion of the Leased Premises except as may elsewhere in this Lease be expressly set forth.

      TO HAVE AND TO HOLD the Leased Premises, together with the rights and appurtenances unto Lessee, subject to the following conditions and covenants.

      2. Term. The term of this Lease shall commence on the lst day of February, 2000, and expire on the 3lst day of January, 2001 (the "Lease Term"), unless this Lease is sooner terminated under the provisions of Paragraphs l5, l6 or l9 hereof.

      3. Rent. The annual rent for the Leased Premises shall be $60,000.00, representing a rental rate of $6.67 per square foot per year. Lessee agrees to pay to Lessor at Lessor's office located at 3560 Investment Lane, Riviera Beach, Florida 33404, on the first day of each month $5,000 per month plus sales tax in advance, which rent shall be applicable for the period commencing the lst day of February, 2000, and ending on the 3lst day of January, 2001. In the event the term of this lease commences on any other day other than the first day of the month, then the first partial month's rent shall be paid on the day this lease commences and shall be prorated using the number of days remaining in the month divided by the number of days in that month. Thereafter, rent shall be due and payable on the first day of each month without demand or notice. If such rent is not paid on or prior to the sixth (6th) day of each month, Lessee shall pay a late charge equal to two percent (2%) of the monthly payment plus sales tax.

      4. Renewal Option. Provided that Lessee is not in default under the terms of this Lease, Lessee is given an option to extend the term of this Lease for one additional one year term, which option Lessee must exercise at least sixty days prior to the termination this Lease by providing written notice to Lessor of Lessee's decision to exercise such option. The annual rent for such option exercised shall be $66,000, the other terms, covenants and conditions of the renewal Lease, however, to be the same as those contained herein.

      5. Assignment. Lessee shall not assign, transfer, mortgage, pledge or hypothecate this Lease nor sublet, license, or permit the use or occupancy by any third party of the Leased Premises or any part thereof without the prior written consent of Lessor, and any attempt to do any of the foregoing without Lessor's consent shall be void. Notwithstanding any such consent, Lessee shall continue until the end of the term hereof to be obligated, jointly and severally along with each approved assignee or sublessee (who shall automatically become liable for all obligations of Lessee hereunder), to fulfill all of the terms, covenants and conditions hereof, and Lessor shall be permitted to enforce the provisions of this Lease directly against Lessee and/or any assignee or sublessee without proceeding in any way against any other person. The consent by Lessor to any assignment or sublease shall not constitute a waiver of the necessity for such consent to any subsequent assignment or sublease.

      6. Use of Leased Premises. The Leased Premises are being leased for Lessee's use as a receiving, warehousing and shipping facility, and Lessee agrees to restrict the use of the Leased Premises to such use, and not to use, or permit the use of, the Leased Premises for any other purpose without first obtaining the written consent of Lessor. Lessee agrees that no hazardous trade or occupation shall be conducted or permitted on the Leased Premises and no act or omission to act shall be permitted which will increase the risk or hazard of fire or damage. Lessee further agrees not to conduct any business that is contrary to or in violation of Federal, State or Local laws, regulations or ordinances. Lessee shall not use the Leased Premises for the manufacture, storage or disposal of "hazardous substances" or "hazardous wastes," as such terms are defined in Section 403.703, Florida Statutes, nor for any use or purpose in violation of the Comprehensive Environmental Response, Compensation, and Liability Act of l980, 42 U.S.C. Section 960l et. seq., or any other applicable Federal or State law, statute or regulation. Lessee must provide Lessor, immediately upon Lessee's receipt thereof, copies of all correspondence from Federal or State environmental regulatory agencies relating to Lessee's occupancy or use of the Leased Premises. In using the Leased Premises, Lessee shall, at its own expense, comply with all applicable laws, regulations and ordinances affecting the Leased Premises.

      7. Signs. Lessee shall be permitted to erect, subject to the prior written approval of Lessor, such signs in or about the Leased Premises as Lessee may deem necessary or desirable. Lessor agrees to execute promptly such consents or applications for permission to erect such signs as may be required by any governmental authorities. Upon termination of this Lease, or upon Lessee's departure from the Leased Premises, Lessee shall at its sole cost, expense and liability remove all signs that it erected or had erected, and restore the Leased Premises to its previous condition.

      8. Alterations. Lessee, at its own expense, shall have the right, subject to the prior written approval of Lessor, to make reasonable alterations to the interior of the Leased Premises. Such alterations shall be made in a good and workmanlike manner and in compliance with all legal and insurance requirements, and shall in no respect act to diminish the fair market value of the Leased Premises. Any and all permanent alterations or improvements shall be and become part and parcel of the Leased Premises and ownership shall be in Lessor.

      9. Liens. Lessor shall not be liable for any labor or materials furnished to Lessee upon credit, and no mechanic's or other liens for any such labor or materials shall attach to or affect the reversion or other estate, or interest of Lessor in and to the Leased Premises. Whenever any mechanic's liens shall have been filed against the Leased Premises, based upon any act or interest of Lessee or of anyone claiming through Lessee or if any security agreement shall have been filed for or affecting any materials, machinery or fixtures used in the construction, repair or operation thereof or annexed thereto by Lessee, Lessee shall immediately and within ten (l0) days thereafter take such action by bonding, deposit or payment as will remove the lien or security agreement. If Lessee has not removed the lien after notice to Lessee, Lessor may pay the amount of such mechanic's lien or security agreement or discharge by deposit, and the amount so paid or deposited, with interest thereon, shall be deemed additional rent reserved under this Lease and shall be payable forthwith with interest payable at the highest lawful rate from the date of such advance, and with the same remedies available to Lessor as in the case of default in the payment of rent as herein provided.

      10.     Maintenance, Repair and Inspection.
              ----------------------------------

      (a) Lessee agrees to conduct proper maintenance and make all necessary repairs and replacements to the interior of the Leased Premises, including but not limited to, any electrical and plumbing systems, fixtures, air conditioning systems, and heating systems. Lessee agrees to keep the exterior of the Leased Premises free from all merchandise, boxes, furniture, equipment and other items at all times. Lessor shall have the right to enter the Leased Premises during all reasonable hours to examine the Leased Premises to make such repairs, additions, alterations or replacements as may be deemed necessary for the safety, comfort, or preservation thereof, and to inspect the Leased Premises for potential environmental violations or infractions.

      (b) Lessor agrees to maintain and repair sidewalks, curbs, and parking areas adjoining the Leased Premises. However, Lessee shall repair at its sole cost and expense any damage or destruction to any of the foregoing caused directly or indirectly by Lessee, and its guests, employees, agents or invitees.

      (c) Lessor may, upon an event of default pursuant to subparagraph l7(g) hereof, or at such other times as Lessor deems reasonably necessary, at Lessee's sole cost and expense, commission an environmental assessment of the Leased Premises to determine the nature and extent of damages, actual or potential, incurred in connection with the actual or possible violation of any applicable Federal or State environmental law, statute or regulation.

      11.     Taxes.
              -----

      (a) Lessor shall be liable for all ad valorem taxes on the real property leased hereunder and all improvements thereon, except as expressly provided otherwise in subparagraph (b) below.

      (b) Lessee shall be liable for any taxes levied or assessed upon its stock in trade or fixtures, and shall be liable for any special assessments levied or assessed upon the Leased Premises.

              (1) Lessee agrees to pay its proportionate share of all increases in ad valorem real property taxes and general and special assessments ("real property taxes") resulting from increased rate and/or valuation, levied and assessed against the buildings, other improvements, and land of which the Leased Premises are a part, for the base year, which is 2000. Lessee's proportionate share of real property tax increases shall be the ratio of the increase that the total number of square feet in the buildings and other improvements located on the real property assessed on the tax bill, and of which the Leased Premises is a part.

              (2) Upon any increase in real property taxes, Lessor shall notify Lessee of Lessor's calculation of Lessee's proportionate share of the real property taxes and together with such notice shall furnish Lessee with a copy of the tax bill, including the tax bill for the base year. Lessee shall reimburse Lessor for Lessee's proportionate share of the increase in real property taxes not later than twenty (20) days before the Palm Beach County, Florida, taxing authority's delinquency date or ten (l0) days after Lessee's receipt of the tax bill, whichever event is later.

      12. Utilities. Lessee shall be responsible for obtaining at its own expense water and sewer service, telephone, electric service and garbage collection for the Leased Premises.

      13.     Insurance.
              ---------

      (a) Lessor shall, during the term of this Lease, maintain and pay for hazard insurance on the Leased Premises, except as expressly provided otherwise in subparagraph (b) below.

      (b) Lessee shall indemnify, protect and save harmless Lessor from and against any and all claims, suits, actions, damages, liability or causes of action arising during the term of this Lease for any personal injury, loss of life, or damage to property incurred by or as a result of any act of negligence of Lessee, or any of its agents, servants or employees, in, on or about the Leased Premises, and shall at all time, at Lessee's own expense, protect Lessor with public liability insurance and property damage insurance in a responsible insurance company or companies authorized to do business in this State in such form as may be reasonably satisfactory to Lessor, in amounts not less than seven hundred fifty thousand ($750,000) in case of death or injury to one person and not less than one million five hundred thousand Dollars ($1,500,000) in case of death or injury to more than one person, or any one occurrence or incident. The property damage insurance coverage required hereunder shall not be less than seventy-five thousand Dollars ($75,000) in case of damage to property arising out of one occurrence or incident. Lessee will, upon Lessor's request, furnish evidence that such insurance is in full force and effect. Each insurance policy shall carry an endorsement requiring that, before changing or canceling any policy, the insurance company issuing the same shall provide Lessor at least ten
(l0) days prior written notice of such change or cancellation. Lessee agrees that if such insurance policies are not kept in force during the entire term of this Lease and any extension thereof, Lessor may procure the necessary insurance and pay the premium therefor, and that such premium shall be repaid to Lessor as an additional rent installment for the month following the date on which such premiums are paid.

      14. Damage to Leased Premises. Partial or total destruction of the Leased Premises shall not render this Lease void or voidable, nor terminate it except as herein provided.

      (a) If the Leased Premises are partially destroyed during the term of this Lease, Lessor shall endeavor to repair the Leased Premises in conformity with governmental laws and regulations within sixty (60) days of the partial destruction.

      (b) In the event of total loss or damage to the Leased Premises, Lessor shall have the option of either (i) relocating Lessee to comparable warehouse space in another building, or (ii) restoring the Leased Premises to their former condition, in either event, the terms and conditions of this Lease shall remain in full force and effect. If Lessor elects to restore the Leased Premises, Lessor shall within ten (l0) days after the casualty, provide Lessee with written notice of such intention to restore, and shall restore the Leased Premises to its former condition within a reasonable time after such notice to Lessee. If Lessor does not restore the Leased Premises to its former condition within a reasonable time after Lessor's notice to Lessee, then Lessee may terminate this Lease, and possession shall be immediately restored to Lessor and Lessee thereafter shall be released from any further obligation under this Lease.

      15. Condemnation. If the Leased Premises, or any part thereof, is taken or condemned for a public or quasi-public use, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor and rent reserved shall abate proportionately as to the part so taken or shall cease if the entire premises be so taken. At Lessee's option, if a substantial portion of the Leased Premises shall be taken, this Lease shall terminate.

      16. Subordination and Estoppel. This Lease, and any and all rents, options, liens and charges created hereby, are, and at all times shall be, subject and subordinate to all present and future mortgages which may affect the Leased Premises and to all recastings, renewals, modifications, consolidations, replacements, and extensions of any such mortgage(s); provided, however, that so long as Lessee faithfully discharges its obligations under the terms of this Lease, its tenancy will not be disturbed.

      (a) Lessee shall, upon demand, without cost to Lessor, execute any statement or instrument necessary to effectuate such subordination. If Lessee , within fifteen (l5) days after submission of such instrument to Lessee for execution, shall fail to execute the same, then Lessor is hereby authorized to execute the same as attorney-in-fact for Lessee. The foregoing notwithstanding, the subordination provided for herein shall be self-operative, and no further instrument of subordination need be obtained to effect the same.

      (b) If any mortgagee comes into possession or ownership of the Leased Premises, whether by foreclosure or otherwise, Lessee shall attorn to such mortgagee. Lessee shall not be entitled in any such case to a credit for any rent or other sums due hereunder which has been paid for more than one month in advance.

      (c) If any such mortgagee shall request reasonable modifications to this Lease as a condition to disbursing any monies to be secured by such mortgagee's mortgage, Lessee agrees that, within five (5) days after receipt by Lessee of such request from such mortgagee, Lessee shall execute and deliver to such mortgagee an agreement, in form and substance satisfactory to such mortgagee, evidencing such modifications; provided that such modifications do not increase Lessee's obligations under this Lease, or materially and adversely affect either: (a) the leasehold interest created by this Lease, or (b) Lessee's use and occupancy of the Leased Premises.

      (d) Lessee also agrees to execute and return such instrument as Lessor or any mortgagee of the Leases Premises may request, within seven (7) days after receipt of such request, certifying whether the Lease is in full force and effect, listing any modifications thereof, identifying the Leased Premises, stating the term of the Lease together with any options, stating the current annual fixed rent due under the Lease, and representing that Lessee has made no assignment or sublease of the Lease. This statement, commonly known as an estoppel certificate, is intended to be for the benefit of Lessor, any purchaser from or mortgagee of Lessor, and any purchaser or assignee of Lessor's mortgagee, and failure by Lessee to execute the same within the time period provided herein shall constitute confirmation by Lessee that this Lease is in full force and effect and unmodified, and that Lessee has no right to withhold or deduct any rent thereunder.

      17. Lessee's Default. Each of the following events shall constitute a default hereunder by Lessee and a breach of this Lease.

      (a) If Lessee shall fail to pay to Lessor any rent when due and payable and shall not make such payment within fifteen (15) days thereafter.

      (b) If Lessee or any successor or any assignee of Lessee while in possession shall file a petition in bankruptcy, or if there commences under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, proceedings for the relief of Lessee or if Lessee shall be dissolved or shall make an assignment for the benefit of creditors, and if any such petition or proceedings hereinabove described is not dismissed or withdrawn within thirty
(30) days after the filing of the entry into the same.

      (c) If involuntary proceedings under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, for the relief of Lessee or for the dissolution of Lessee shall be instituted against Lessee or any successor or assignee, or if a receiver or trustee shall be appointed of all or substantially all of the property of Lessee or any successor or assignee and if such proceedings are not dismissed or withdrawn within thirty (30) days of the filing of or entry into the same.

      (d) If Lessee shall violate or fail to perform any of the conditions on Lessee's part to be performed pursuant to this Lease and if such violation or nonperformance shall continue for a period of ten (l0) days after written notice thereof by Lessor or Lessee, or, if such performance cannot be fulfilled reasonably within such ten (l0) day period, Lessee shall not in good faith have commenced such performance within such ten (l0) day period and shall not diligently proceed therewith to completion.

       (e) If Lessee shall vacate or abandon the Premises for a period of ten
(l0) days or more and if such vacation or abandonment continues for ten (l0) additional days after written notice thereof by Lessor to Lessee.

      (f) If this Lease or the interest of Lessee hereunder shall be transferred or assigned in a manner other than herein permitted.

      18. Lessor's Rights Upon Default. In the event of any default Lessor may at its option:

      (a) Terminate this Lease and re-enter upon the Leased Premises whereupon the term hereby granted shall terminate, or, at Lessor's option, all right, title and interest of Lessee in or under this Lease shall end and the Lessee shall become a tenant at sufferance.

      (b) Declare the entire rent for the remainder of the term following the default due and payable forthwith and proceed to collect the same either by distress or otherwise and thereupon said term shall terminate.

      (c) Take possession of the Leased Premises and rent the same for the account of Lessee.

      (d) Lessor's exercise or failure to exercise of any of the collective remedies stated herein shall not be deemed to constitute a waiver of Lessor's rights with respect to any other collective remedies available to Lessor at law or in equity. Lessor's waiver of breach of any one covenant or condition of this Lease is not a waiver of breach of other covenants or conditions nor of a subsequent breach of any condition waived. Lessor's acceptance of rent payments after breach is not a waiver of the breach, except of breach of the covenant to pay any rent when due, and Lessor's acceptance of rental payments past due shall not be construed as a waiver or refusal to accept payments past due in the future.

      (e) In the event that legal action is necessary to enforce any of Lessor's rights, Lessee hereby agrees to pay to Lessor reasonable attorney's fees incurred by Lessor for services so rendered together with all costs, charges and expenses of such legal action.

      19. Additional Security. Lessee does hereby grant, assign, transfer and set over unto Lessor all equipment, furniture, fixtures, goods, chattels, tools and other property now owned or hereafter acquired by Lessee and placed in the Leased Premises, as collateral security for the payment of the rent herein reserved and for the performance of the covenants and conditions of this Lease to be kept and performed by Lessee. Lessee does hereby covenant and agree that said lien may be enforced by distress, foreclosure or other proceedings at the option of Lessor. Lessee further covenants and agrees that should Lessor be required to enforce this or any other provision of this Lease, Lessee will pay all costs thereby incurred, including a reasonable attorney's fee.

       20. Termination. Upon the expiration or earlier termination of the term hereof, or any extensions thereof, Lessee covenants to surrender and yield up peacefully and quietly to Lessor, possession of the Leased Premises in as good condition as they were at the time of delivery of possession as herein provided, reasonable wear and tear and damages by fire or the elements excepted. Lessee may remove its trade fixtures, equipment and other items of personal property which it may have stored or installed in the Leased Premises, provided, however, that fixtures or equipment connected directly to the plumbing or electrical systems in the Leased Premises shall be property of Lessor and may not be removed without Lessor's consent. Lessee shall repair any damage to the Leased Premises which was caused by such removal, and restore to original condition.

       21. Lessor's Covenants. Lessor covenants that at all times during which Lessee is not in default under the terms of this Lease, Lessee's quiet and peaceful enjoyment of the Leased Premises shall not be disturbed by anyone claiming under or through Lessor.

       22.    Miscellaneous.
              -------------

       (a) Notice. All notices to the parties shall be sent by hand delivery or United States mail, addressed to the parties at their addresses as listed on page l hereof.

       (b) Entire Agreement. It is agreed that this Lease contains the entire agreement between the parties and no rights are to be conferred upon Lessor until this Lease has been executed by Lessee.

       (c) Captions. The captions contained herein are for convenience and reference only and shall not necessarily be deemed as part of this Lease or construed as in any manner limiting, amplifying, or altering the terms and provisions of this Lease to which they relate.

       (d) Successors and Assigns. This contract shall bind Lessor and its assigns or successors, and the assigns, administrators, legal representatives, executors or successors, as the case, may be of Lessee.

                     [The next page is the signature page.]

      IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

                                                  LESSEE:

                                                  NETMAXIMIZER.COM, INC.

                                                  /s/ David A. Saltrelli
                                                  ------------------------------
                                                  By: David Saltrelli
                                                  Its President

                                                  LESSOR:

                                                  AMERICAN SALES INDUSTRIES

                                                  /s/ Pat Talerico
                                                  ------------------------------
                                                  By: Pat Talerico
                                                  Its President